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                                                                    Exhibit 99.2

Infinity Broadcasting Corporation                                     Proxy Form

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS
                                [       ], 1996

The undersigned, a stockholder of record of Infinity Broadcasting Corporation
(the "Company") as of the close of business on [      ], 1996, hereby appoints
Michael A. Wiener and Gerald Carrus, or either of them, each with full power of substitution, as proxies to vote all stock in the Company that the undersigned would be entitled to vote on all matters that may properly come before the
Special Meeting of Stockholders on [       ], 1996 and any adjournments or
postponements thereof (the "Special Meeting").

Returned proxy forms will be voted: (1) as specified on the matter referenced on the reverse side of this Proxy Form: (2) IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION WHERE A CHOICE IS NOT SPECIFIED; and (3) in accordance with the judgment of the proxies on any other matters that properly come before the Special Meeting.

Your shares will not be voted unless your signed and dated Proxy Form is returned or you otherwise vote at the Special Meeting.

SIGNATURE(S)                                 DATED:                , 1996
            -------------------------------        ----------------

Please sign as registered and return promptly in the enclosed envelope. Executors, trustees and others signing in a representative capacity should include their names and the capacity in which they sign.

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.


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The Board of Directors recommends a vote FOR the Company's proposal relating to:

                                    FOR            AGAINST            ABSTAIN

Approval and adoption of the       [   ]            [   ]              [   ]
Agreement and Plan of Merger
dated as of June 20, 1996, as
amended, among Westinghouse
Electric Corporation, R
Acquisition Corp. and the
Company, and the transactions
contemplated thereby.


Please complete, sign and date and return promptly.